Exhibit 10.1

FIRST PERSON LTD.

LONG TERM INCENTIVE PLAN

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Article 5 RESTRICTED SHARE UNITS		12

5.1	Grant of RSUs	12

5.2	Vesting of RSUs	12

5.3	Settlement of RSUs	13

Article 6 PERFORMANCE SHARE UNITS		13

6.1	Grant of PSUs	13

6.2	Vesting of PSUs	13

6.3	Settlement of PSUs	13

Article 7 RESTRICTED SHARES		14

7.1	Grant of Restricted Shares	14

7.2	Restrictions on Transfer	14

7.3	Effect of Termination of Employment or Director Mandate	14

Article 8 DEFERRED SHARE UNITS		14

8.1	Grant of Deferred Share Units	14

8.2	Election Notice; Elected Amount.	15

8.3	Termination Right	15

8.4	Calculation	15

8.5	Vesting	16

8.6	Settlement of DSUs	16

Article 9 ADDITIONAL AWARD TERMS		16

9.1	Dividend Equivalents	16

9.2	Black-out Period	17

9.3	Withholding Taxes	17

9.4	Recoupment	17

Article 10 TERMINATION OF EMPLOYMENT OR DIRECTOR MANDATE		17

10.1	Death or Disability	17

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10.2	Termination of Employment or Director Mandate	18

10.3	Discretion to Permit Acceleration	19

10.4	Participants’ Entitlement	19

Article 11 EVENTS AFFECTING THE COMPANY		19

11.1	General	19

11.2	Change in Control	20

11.3	Reorganization of Company’s Capital	20

11.4	Other Events Affecting the Company	20

11.5	Immediate Acceleration of Awards	21

11.6	Issue by Company of Additional Shares	21

11.7	Fractions	21

Article 12 U.S. TAXPAYERS		21

12.1	Section 409A of the Code	21

12.2	Requirement of Notification of Election Under Section 83(b) of the Code	22

Article 13 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN		22

13.1	Amendment, Suspension, or Termination of the Plan	22

13.2	Shareholder Approval	22

13.3	Permitted Amendments	23

Article 14 MISCELLANEOUS		23

14.1	Legal Requirement	23

14.2	No Other Benefit	23

14.3	Rights of Participant	24

14.4	Corporate Action	24

14.5	Conflict	24

14.6	Participant Information	24

14.7	Participation in the Plan	25

14.8	International Participants	25

14.9	Successors and Assigns	25

14.10	General Restrictions and Assignment	25

14.11	Severability	25

14.12	Notices	25

14.13	Electronic Delivery	25

14.14	Effective Date	26

14.15	Governing Law	26

14.16	Submission to Jurisdiction	26

FIRST PERSON LTD.

Long Term Incentive Plan

Article 1
PURPOSE

1.1	Purpose

The purpose of this Plan is to (i) enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities, (ii) align the interests of such individuals with the Company’s shareholders, and (iii) promote ownership of the Company’s equity.

Article 2
INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person;

“Annual Board Retainer” means the annual retainer paid by the Company to a Director in a Fiscal Year for service on the Board, together with any Board committee fees, attendance fees and additional fees and retainers to committee chairs;

“Award” means, individually or collectively, any Option, Restricted Share Unit, Performance Share Unit, Deferred Share Unit or Restricted Share granted under this Plan;

“Award Agreement” means a written agreement between a Participant and the Company, in a form approved by the Board, evidencing the terms and conditions on which an Award has been granted under this Plan and which need not be identical to any other such agreements, and which may be in electronic form;

“Award Date” means the date(s) during the Fiscal Year on which the Annual Board Retainer is awarded;

“Board” means the board of directors of the Company;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Calgary, Alberta and the City of Los Angeles, California are open for commercial business during normal banking hours;

“Cash Equivalent” means:

(a)	if the Participant regularly receives salary, wages or Annual Board Retainer in United States dollars, the Fair Market Value multiplied by the number of vested Units in the Participant’s notional account on the RSU Settlement Date, PSU Settlement Date or DSU Settlement Date, as applicable; or

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(b)	the Fair Market Value converted into the currency in which the Participant regularly receives salary, wages or Annual Board Retainer multiplied by the number of vested Units in the Participant’s notional account on the RSU Settlement Date, PSU Settlement Date or DSU Settlement Date, as applicable (for greater certainty, the conversion of the Fair Market Value into the applicable currency will be based on the exchange rate provided by the Bank of Canada on the RSU Settlement Date, PSU Settlement Date or DSU Settlement Date, as applicable);

“Cause” means, with respect to a particular Employee:

(c)	“cause” as such term is defined in the employment or other written agreement between the Company or a Designated Affiliate and the Employee as described in Section 14.6(i); or

(d)	in the event there is no written or other applicable employment agreement between the Company or a Designated Affiliate as described in Section 14.6(i) or “cause” is not defined in such agreement, “cause” as such term is defined in the Award Agreement; or

(e)	in the event neither (a) nor (b) apply, then “cause” as such term is defined by applicable law or, if not so defined, such term shall refer to circumstances where an employer can terminate an individual’s employment without notice or pay in lieu thereof;

“CEO” means Chief Executive Officer;

“Change in Control” means the occurrence of any one or more of the following events:

(a)	any transaction at any time and by whatever means pursuant to which any Person or any group of two or more Persons acting jointly or in concert (other than the Company or a wholly-owned subsidiary of the Company) hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Securities Act (Alberta)) of, or acquires the right to exercise control or direction over, securities of the Company representing more than 50% of the then issued and outstanding voting securities of the Company, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Company with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(b)	the sale, assignment or other transfer of all or substantially all of the assets of the Company to a Person other than a wholly-owned subsidiary of the Company;

(c)	the dissolution or liquidation of the Company, other than in connection with the distribution of assets of the Company to one or more Persons which were wholly-owned subsidiaries of the Company prior to such event;

(d)	the occurrence of a transaction requiring approval of the Company’s shareholders whereby the Company is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a wholly-owned subsidiary of the Company); or

(e)	the Board determines that a Change in Control shall be deemed to have occurred in such circumstances as the Board shall determine;

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provided that, notwithstanding clause (a), (b), (c) and (d) above, a Change in Control shall be deemed not to have occurred if immediately following the transaction set forth in clause (a), (b), (c) or (d) above: (A) the holders of securities of the Company that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Company hold (x) securities of the entity resulting from such transaction (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity, and (B) no Person or group of two or more Persons acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) (any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non-Qualifying Transaction” and, following the Non-Qualifying Transaction, references in this definition of “Change in Control” to the “Company” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).

Notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which would be accelerated upon a Change in Control, a transaction will not be deemed a Change in Control for Awards granted to any Participant who is a U.S. Taxpayer unless the transaction qualifies as “a change in control event” within the meaning of Section 409A of the Code.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the state or jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction;

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time;

“Committee” has the meaning set forth in Section 3.2;

“Company” means First Person Ltd. or any successor in interest thereto;

“Control” means the relationship whereby a Person is considered to be “controlled” by a Person if:

(a)	in the case of a Person,

(i)	voting securities of the first-mentioned Person carrying more than 50% of the votes for the election of directors are held, directly or indirectly, otherwise than by way of security only, by or for the benefit of the other Person; and

(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned Person;

(iii)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned Person holds more than 50% of the interests in the partnership; or

(b)	in the case of a limited partnership, the general partner is the second-mentioned Person.

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“Date of Grant” means, for any Award, the date specified by the Board at the time it grants the Award (which, for greater certainty, shall be no earlier than the date on which the Board approves the grant of such Award) or if no such date is specified, the date upon which the Award was approved;

“Deferred Share Unit” or “DSU” means a unit designated as a Deferred Share Unit representing the right to receive one Share or the Cash Equivalent in accordance with the terms set forth in the Plan;

“Designated Affiliate” means each Affiliate of the Company as designated by the Board for purposes of the Plan from time to time;

“Director” means a director of the Company or a Designated Affiliate who is not an employee of the Company or a Designated Affiliate;

“Disabled” or “Disability” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board for purposes of this Plan;

“DSU Settlement Date” has the meaning set forth in Section 8.6;

“Effective Date” means the effective date of this Plan, being March 22, 2022;

“Elected Amount” has the meaning set forth in Section 8.2;

“Election Notice” has the meaning set forth in Section 8.2;

“Employee” means an individual who is considered a permanent employee of the Company or an Affiliate of the Company for purposes of source deductions under applicable tax or social welfare legislation, including, without limitation, officers who are members of the Board;

“Exchange” means the NASDAQ and any other exchange on which the Shares are listed from time to time;

“Exercise Notice” means a notice in writing, in a form approved by the Board, signed by a Participant and stating the Participant’s intention to exercise a particular Option;

“Exercise Price” means the price at which a Share may be purchased pursuant to the exercise of an Option;

“Expiry Date” means the expiry date specified in the Award Agreement (which shall not be later than the tenth (10th) anniversary of the Date of Grant) or, if not so specified, means the tenth (10th) anniversary of the Date of Grant;

“Fiscal Year” means the fiscal year of the Company, which as of the Effective Date is the annual period commencing January 1 and ending the following December 31;

“Individual Participant” means a Participant who is an individual;

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“Insider” means a “reporting insider” as the term is defined in National Instrument 55-104 Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators, as amended from time to time;

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed and posted for trading on the NASDAQ, the closing sales price for such Shares as quoted on the NASDAQ for the last trading day prior to such date, or if no such sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Board deems reliable; (ii) if the Shares are not listed and posted for trading on the NASDAQ, but are listed and posted for trading on another Exchange, the closing sales price for such Shares as quoted on such Exchange for the last trading day prior to such date, or if no such sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Board deems reliable; (iii) if the Shares are not listed and posted for trading on any Exchange, but are quoted on a national market or other quotation system, the closing sales price for such Shares for the last trading day prior to such date, or if no such sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Board deems reliable; and (iv) if there is no established market for the Shares, the Fair Market Value shall be the fair market value as determined by the Board in its sole discretion;

“NASDAQ” means The Nasdaq Capital Market;

“NI 45-106” means National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators, as amended from time to time;

“Option” means a right to purchase Shares under this Plan that is non-assignable and non-transferable unless otherwise approved by the Board;

“Participant” means an Employee or Director to whom an Award has been granted under this Plan and their Permitted Assigns;

“Participant’s Employer” means with respect to a Participant that is or was an Employee, the Company or such Affiliate of the Company as is or, if the Participant has ceased to be employed by the Company or such Affiliate of the Company, was the Participant’s employer;

“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, Affiliate of the Company, a division of the Company or Affiliate of the Company, or an individual, or may be applied to the performance of the Company or an Affiliate of the Company relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Board;

“Performance Period” means the one or more periods of time, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purposes of determining the vesting of PSUs;

“Performance Share Unit” or “PSU” means a unit granted or credited to a Participant’s notional account pursuant to Section 6.1 of the Plan that, subject to the provisions hereof and the applicable Award Agreement, entitles a Participant, on the applicable PSU Settlement Date, to receive one Share or the Cash Equivalent;

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“Permitted Assign” has the meaning assigned to that term in NI 45-106;

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this Long Term Incentive Plan, as may be amended or amended and restated from time to time;

“PSU Settlement Date” has the meaning set forth in Section 6.3;

“Restricted Period” means the period during which Restricted Shares are subject to restrictions as set out in the Award Agreement;

“Restricted Share Unit” or “RSU” means a unit granted or credited to a Participant’s notional account pursuant to Section 5.1 of the Plan that, subject to the provisions hereof and the applicable Award Agreement, entitles a Participant, on the applicable RSU Settlement Date, to receive one Share or the Cash Equivalent;

“Restricted Shares” means Shares granted to a Participant under Section 7.1 that are subject to certain restrictions and to a risk of forfeiture;

“Retirement” means termination of employment of a Participant from active employment with the Company and its Affiliates (other than for Cause) where the Participant:

(a)	in the case of the CEO and the CEO’s direct reports, the Employee’s retirement has been approved by the Board and the Employee complies with such conditions as the Board may require in connection with its approval; or in the case of all other Participants, the Participant (i) has (A) attained age sixty-five (65) or, (B) reached age fifty-five (55) with at least (ten) 10 years of service, or (ii) has achieved such lesser age and/or service thresholds as the Chairman of the Board and the CEO may determine;

(b)	has given the Company or the Company Affiliate employing the Participant formal notice of their intention to retire at least six months in advance, or such lesser advance notice as the Board may approve in its discretion;

(c)	is paid no cash severance payment or retiring allowance or equivalent; and

(d)	has complied with such transitional activities as may be reasonably required by the Company or the Company Affiliate employing the Participant during the period from the date notice of the Participant’s intention to retire has been given until the date the Participant ceases active employment with the Company and its Affiliates.

“RSU Settlement Date” has the meaning set forth in Section 5.3;

“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Company or to which it is subject;

“Share” means one (1) common share in the capital of the Company as constituted on the Effective Date or, after an adjustment contemplated by Article 11, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;

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“Termination Date” means:

(a)	in the case of an Employee whose employment with the Company or a Designated Affiliate terminates in the circumstances set out in Subsection 10.2(a) or Subsection 10.2(b), (i) the date designated by the Employee and the Company or a Designated Affiliate in a written employment agreement, or other written agreement between the Employee and Company or a Designated Affiliate, or (ii) if no written employment agreement exists, the date designated by the Company or a Designated Affiliate, as the case may be, on which an Employee ceases to be an employee of the Company or the Designated Affiliate, as the case may be, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and “Termination Date” specifically does not mean the date of termination of any period of reasonable notice that the Company or the Designated Affiliate (as the case may be) may be required by law to provide to the Participant; or

(b)	in the case of a Director whose directorship with the Company or a Designated Affiliate, as the case may be, terminates in the circumstances set out in Subsection 10.2(e) or Subsection 10.2(f), the date that is designated by the Company or the Designated Affiliate (as the case may be), as the date on which the Individual Participant’s directorship is terminated, provided that in the case of voluntary resignation by the Individual Participant, such date shall not be earlier than the date notice of voluntary resignation was given;

“Termination Notice” has the meaning set forth in Section 8.3; and

“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws.

2.2	Interpretation

(a)	Whenever the Board or the Committee exercises discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period begins, including the day on which the period ends, and abridging the period to the immediately preceding Business Day in the event that the last day of the period is not a Business Day. In the event an action is required to be taken or a payment is required to be made on a day which is not a Business Day such action shall be taken or such payment shall be made by the immediately preceding Business Day.

(e)	Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)	The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

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Article 3
ADMINISTRATION

3.1	Administration

Subject to Section 3.2, this Plan will be administered by the Board who has sole and complete authority, in its discretion, to:

(a)	determine the individuals to whom grants under the Plan may be made;

(b)	make grants of Awards under the Plan (including any combination of Options, Restricted Share Units, Performance Share Units, Deferred Share Units or Restricted Shares) in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)	the time or times at which Awards may be granted;

(ii)	the conditions under which:

(A)	Awards may be granted to Participants; or

(B)	Awards may be forfeited to the Company,

(C)	including any conditions relating to the attainment of specified Performance Goals;

(iii)	the price, if any, to be paid by a Participant in connection with the purchase of Shares covered by any Awards;

(iv)	whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Award, and the nature of such restrictions or limitations, if any; and

(v)	any acceleration of exercisability or vesting or Restricted Period, or waiver of termination regarding any Award, based on such factors as the Board may determine;

(c)	establish the form or forms of Award Agreements;

(d)	cancel, amend, adjust or otherwise change any Award under such circumstances as the Board may consider appropriate in accordance with the provisions of this Plan;

(e)	construe and interpret this Plan and all Award Agreements;

(f)	adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(g)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

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3.2	Delegation to Committee

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Board pursuant to this Plan, including the power to sub-delegate to any specified officer(s) of the Company or its Designated Affiliates all or any of the powers delegated by the Board. In such event, the Committee or any sub-delegate will exercise the powers delegated to it in the manner and on the terms authorized by the delegating party.

3.3	Determinations Binding

Any decision made or action taken by the Board, the Committee or any officers or employees to whom authority has been delegated pursuant to Subsection 3.2 arising out of or in connection with the administration or interpretation of this Plan is final, conclusive and binding on the Company, the affected Participant(s), their legal and personal representatives and all other Persons.

3.4	Eligibility

All Employees and Directors are eligible to participate in the Plan, subject to Subsections 10.1(c) and 10.2(g). Eligibility to participate does not confer upon any Employee or Director any right to receive any grant of an Award pursuant to the Plan.

3.5	Compliance with Securities Laws

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of the Exchange and any securities commissions or similar securities regulatory bodies having jurisdiction over the Company is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval. Participants shall, to the extent applicable, cooperate with the Company in complying with such legislation, rules, regulations and policies.

3.6	Total Shares Subject to Awards

(a)	Subject to adjustment as provided for in Article 11 and any subsequent amendment to the Plan, the aggregate number of Shares reserved for issuance pursuant to Awards granted under the Plan shall not exceed ten (10%) of the aggregate number of issued and outstanding Shares from time to time.

(b)	To the extent any Awards (or portion(s) thereof) under the Plan terminate or are cancelled for any reason prior to exercise or settlement in full, or are surrendered to the Company by the Participant, except surrenders relating to the payment of the purchase price of any such Award or the satisfaction of the tax withholding obligations related to any such Award, the Shares subject to such Awards (or portion(s) thereof) shall be added back to the number of Shares reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan.

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(c)	Any Shares issued by the Company through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company shall not reduce the number of Shares available for issuance pursuant to the exercise or settlement of Awards granted under this Plan.

3.7	Limits on Grants of Awards

Notwithstanding anything in this Plan:

(a)	the aggregate number of Shares:

(i)	issuable to Insiders at any time, under all of the Company’s security based compensation arrangements, shall not exceed ten percent (10%) of the issued and outstanding Shares; and

(ii)	issued to Insiders within any one year period, under all of the Company’s security based compensation arrangements, shall not exceed ten percent (10%) of the issued and outstanding Shares,

provided that the acquisition of Shares by the Company for cancellation shall not constitute non-compliance with this Section 3.7 for any Awards outstanding prior to such purchase of Shares for cancellation.

3.8	Award Agreements

Each Award under this Plan will be evidenced by an Award Agreement. Each Award Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Board may direct.

3.9	Permitted Assigns

Awards may be transferred by Employees and Directors to a Permitted Assign of an Employee or Director, as applicable, or as may otherwise be approved by the Board. In any such case, the provisions of Article 10 shall apply to the Award as if the Award was held by the Employee or Director rather than such person’s Permitted Assign.

3.10	Non-transferability of Awards

Except as permitted under Section 3.9 or as otherwise permitted by the Board, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect.

Article 4
OPTIONS

4.1	Grant of Options

The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant Options to any Participant. The Board will determine the number of Shares covered by each Option, the Exercise Price of each Option and the vesting and other conditions and limitations applicable to each Option. The terms and conditions of each Option grant shall be evidenced by an Award Agreement.

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4.2	Exercise Price

The Board will establish the Exercise Price at the time each Option is granted, which Exercise Price must in all cases be not less than the Fair Market Value of a Share on the Date of Grant.

4.3	Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option expires on its Expiry Date.

4.4	Vesting of Options

(a)	Each Option will vest and be exercisable in the manner set out in the applicable Award Agreement, subject to the Participant continuing to be an Employee or Director, as applicable, or as otherwise agreed to by the Board.

(b)	Once an instalment becomes vested, it shall remain vested and shall be exercisable, in whole or in part, until expiration or termination of the Option, unless otherwise approved by the Board. The Board has the right to accelerate the date upon which any instalment of any Option becomes exercisable.

(c)	The Board may provide in an Award Agreement at the time of granting an Option that the exercise of that Option is subject to additional restrictions, including, without limitation, performance-based vesting conditions.

4.5	Manner of Exercise

Subject to the provisions of this Plan and any Award Agreement, a vested Option or any portion thereof may be exercised by the Participant delivering to the Company a fully completed Exercise Notice signed by the Participant or his or her legal personal representative, accompanied by payment in full of the aggregate Exercise Price, payable either:

(a)	in cash or by certified cheque, bank draft or money order payable to the Company or by such other means as might be specified from time to time by the Board; or

(b)	in the discretion of the Board, upon such terms as the Board shall approve, pursuant to a broker-assisted cashless exercise, whereby the Participant shall elect on the Exercise Notice to receive:

(i)	an amount in cash equal to the cash proceeds realized upon the sale in the capital markets of the Shares underlying the Option (or portion thereof being exercised) by a securities dealer designated by the Company, less the aggregate Exercise Price, any applicable withholding taxes, and any transfer costs charged by the securities dealer to sell the Shares;

(ii)	an aggregate number of Shares that is equal to the number of Shares underlying the Option (or portion thereof being exercised) minus the number of Shares sold in the capital markets by a securities dealer designated by the Company as required to realize cash proceeds equal to the aggregate Exercise Price, any applicable withholding taxes and any transfer costs charged by the securities dealer to sell the Shares; or

(iii)	a combination of (i) and (ii).

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No Shares will be issued or transferred until full payment therefor has been received by the Company. Upon receipt of payment in full, the number of Shares in respect of which the Option is exercised will be duly issued as fully paid and non-assessable, following which the Participant shall have no further rights, title or interest with respect to such Option or portion thereof.

4.6	Surrender of Option

As an alternative to the exercise of an Option pursuant to Section 4.5, a Participant may elect to surrender for cancellation, unexercised, any vested Option that is otherwise then exercisable and, in consideration for such surrender for cancellation, to receive a cash payment in an amount equal to the positive difference, if any, obtained by subtracting the aggregate Exercise Price of the surrendered Option from the then current Fair Market Value of the Shares subject to the surrendered Option, less applicable withholding taxes. The Board has the sole discretion to consent to or disapprove of the election of the Participant to surrender any vested Option pursuant to this Section 4.6. If the Board disapproves of the election, the Participant may (i) exercise the Option under Section 4.5, or (ii) retract the request to surrender such Option and retain the Option. If the Board consents to the election, the Company shall make the cash payment to the Participant in respect of the surrendered Option within 30 days. Any cash payment in accordance with this Section 4.6 shall, if the Participant regularly receives salary, wages or Annual Board Retainer in United States dollars, be payable in United States dollars, and, if Participant the regularly receives salary, wages or Annual Board Retainer in a currency other than United States dollars, be payable in such currency converted from United States dollars based on the exchange rate provided by the Bank of Canada on the applicable date.

Article 5
RESTRICTED SHARE UNITS

5.1	Grant of RSUs

The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant RSUs to any Participant. The Board will determine the terms and conditions of each RSU grant, which shall be evidenced by an Award Agreement. The Company shall maintain a notional account for each Participant, in which shall be recorded the number of vested and unvested RSUs granted or credited to such Participant.

5.2	Vesting of RSUs

The Board shall have the authority to determine at the time of grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of RSUs, except that if the Board has not made such determination, all RSUs will vest on the third (3rd) anniversary of the Date of Grant.

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5.3	Settlement of RSUs

Unless otherwise specified in a Participant’s Award Agreement or any other provision of this Plan, within 60 days following the expiry of the applicable vesting period (but in any event no later than December 31 of the third calendar year following the year in which the services giving rise to the Award were rendered) (the “RSU Settlement Date”), the Company shall (i) issue to the Participant from treasury the number of Shares that is equal to the number of vested RSUs recorded in the Participant’s notional account as at the RSU Settlement Date (rounded down to the nearest whole number), as fully paid and non-assessable Shares, (ii) deliver, or cause to be delivered, to the Participant Shares purchased in the open market equal to the number of vested RSUs recorded in the Participant’s notional account as of the RSU Settlement Date (rounded down to the nearest whole number), (iii) deliver to the Participant an amount in cash equal to the Cash Equivalent for the vested RSUs recorded in the Participant’s notional account as at the RSU Settlement Date, or (iv) a combination of (i), (ii) and (iii). The decision as to the mode of payment shall be made by the Board in its sole discretion, and a payment of the Cash Equivalent and/or issuance or delivery of Shares, as the case may be, to any one Participant shall not create any obligation for the Board to make a similar payment to any other Participant. Upon settlement of such RSUs, the corresponding number of RSUs credited to the Participant’s account shall be cancelled and the Participant shall have no further rights, title or interest with respect thereto.

Article 6
PERFORMANCE SHARE UNITS

6.1	Grant of PSUs

The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant PSUs to any Participant. The Board will determine the terms and conditions of each PSU grant, which shall be evidenced by an Award Agreement. The Company shall maintain a notional account for each Participant, in which shall be recorded the number of vested and unvested PSUs granted or credited to such Participant.

6.2	Vesting of PSUs

The Board will establish at the time of grant of PSUs, in its sole discretion, the Performance Goals that must be achieved during any Performance Period in order for some or all of the PSUs to vest, the formulas applied against the relevant Performance Goal to determine the percentage of PSUs, if any, that have vested for a particular Performance Period and the length of the applicable Performance Period for the PSUs. The Performance Goals may be based upon the achievement of corporate, divisional or individual goals, and may be applied relative to performance relative to an index or comparator group, or on any other basis determined by the Board.

6.3	Settlement of PSUs

Unless otherwise specified in a Participant’s Award Agreement or any other provision of this Plan, within 60 days following the expiry of the applicable performance/vesting period (but in any event no later than December 31 of the third calendar year following the year in which the services giving rise to the Award were rendered) (the “PSU Settlement Date”), the Company shall (i) issue to the Participant from treasury the number of Shares that is equal to the number of vested PSUs recorded in the Participant’s notional account as at the PSU Settlement Date (rounded down to the nearest whole number), as fully paid and non-assessable Shares, (ii) deliver, or cause to be delivered, to the Participant Shares purchased in the open market equal to the number of vested PSUs recorded in the Participant’s notional account as of the PSU Settlement Date (rounded down to the nearest whole number), (iii) deliver to the Participant an amount in cash equal to the Cash Equivalent for the vested PSUs recorded in the Participant’s notional account as at the PSU Settlement Date, or (iv) a combination of (i), (ii) and (iii). The decision as to the mode of payment shall be made by the Board in its sole discretion, and a payment of the Cash Equivalent and/or issuance or delivery of Shares, as the case may be, to any one Participant shall not create any obligation for the Board to make a similar payment to any other Participant. Upon settlement of such PSUs, the corresponding number of PSUs credited to the Participant’s account shall be cancelled and the Participant shall have no further rights, title or interest with respect thereto.

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Article 7
RESTRICTED SHARES

7.1	Grant of Restricted Shares

The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant Restricted Shares to any Participant, which shall be held by the Company or its designee in escrow until such time as the Restricted Period lapses. The terms and conditions of each Restricted Shares grant shall be evidenced by an Award Agreement.

Subject to the restrictions set forth in Section 7.2, except as otherwise set forth in the applicable Award Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares. Unless otherwise set forth in a Participant’s Award Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture until released, in each case, to be released at the same time and in the same proportion as the lapse of restrictions on the Restricted Shares to which such dividends relate. Except as otherwise determined by the Board, no interest will accrue or be paid on the amount of any dividends withheld.

7.2	Restrictions on Transfer

In addition to any other restrictions set forth in a Participant’s Award Agreement, until such time that the Restricted Period for the Restricted Shares has lapsed pursuant to the terms of the Award Agreement, which Restricted Period the Board may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Shares. Notwithstanding anything contained herein to the contrary, the Board shall have the authority to remove any or all of the restrictions on the Restricted Shares whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Shares Award, such action is appropriate.

7.3	Effect of Termination of Employment or Director Mandate

Except as may otherwise be provided in the applicable Award Agreement or by the Board, in the event of a Participant’s termination of employment or Director mandate with the Company and all Affiliates of the Company for any reason prior to the time that the Restricted Period for the Participant’s Restricted Shares has lapsed, as soon as practicable following such termination of employment or Director mandate, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s Restricted Shares for which the Restricted Period has not lapsed at a purchase price equal to the cash amount, if any, paid by the Participant for the Restricted Shares, or if no cash amount was paid by the Participant for the Restricted Shares, such Restricted Shares shall be forfeited by the Participant to the Company for no consideration as of the date of such termination of employment or Director mandate.

Article 8
DEFERRED SHARE UNITS

8.1	Grant of Deferred Share Units

The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant DSUs to any Participant. The Board will determine the terms and conditions of each DSU grant, which will be evidenced by an Award Agreement. The Company shall maintain a notional account for each Participant, in which shall be recorded the number of DSUs granted or credited to such Participant.

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8.2	Election Notice; Elected Amount.

Subject to Board approval, a Director may elect by filing an election notice, in the form to be approved by the Board from time to time (the “Election Notice”), once each Fiscal Year, to be paid up to one hundred percent (100%) of his or her Annual Board Retainer in the form of DSUs (the “Elected Amount”), with the balance being paid in cash in accordance with the Company’s regular practices of paying such cash compensation. In case of an existing Director, the election must be completed, signed and delivered to the Company by the end of the Fiscal Year preceding the Fiscal Year to which such election is to apply. In the case of a new Director, the election must be completed, signed and delivered to the Company as soon as possible, and, in any event no later than 30 days after the Director’s appointment, with such election to be effective on the first day of the fiscal quarter of the Company next following the date of the Company’s receipt of the election until the final day of such Fiscal Year. For the first year of the Plan, Directors must make such election as soon as possible, and, in any event, no later than 30 days, after the Effective Date and the election shall be effective on the first day of the fiscal quarter of the Company next following the date of the Company’s receipt of the election until the final day of such Fiscal Year. If no election is made in respect of a particular Fiscal Year, the new or existing Director will be paid in cash in accordance with the Company’s regular practices of paying such cash compensation. The Election Notice shall, subject to any minimum amount that may be required by the Board, from time to time, designate the percentage of the Annual Board Retainer for the applicable Fiscal Year that is to be deferred into DSUs, with the remaining percentage to be paid in cash in accordance with the Company’s regular practices of paying such cash compensation. In the absence of a designation to the contrary (including delivery of an Election Notice by a Director requesting that a greater or lesser percentage of his or her Annual Board Retainer be payable in the form of Deferred Share Units relative to the percentage previously elected by such Director), the Director’s Election Notice shall remain in effect unless otherwise terminated.

8.3	Termination Right

Each Director is entitled to terminate his or her participation in the Plan by filing with the CEO of the Company, or such other officer of the Company designated by the Board, a notice electing to terminate the receipt of additional Deferred Share Units in the form approved by the Board from time to time (“Termination Notice”). Such Termination Notice shall be effective as of the date received by the Company. Thereafter, any portion of such Director’s Annual Board Retainer payable, and subject to compliance with Section 8.2, all subsequent Annual Board Retainers shall be paid in cash in accordance with the Corporation’s regular practices of paying such cash compensation. For greater certainty, to the extent a Director terminates his or her participation in the Plan, he or she shall not be entitled to become a Participant again until the Fiscal Year following the Fiscal Year in which the Termination Notice becomes effective.

8.4	Calculation

The number of Deferred Share Units (including fractional Deferred Share Units) granted at any particular time pursuant to this Plan will be calculated by:

(a)	in the case of an Elected Amount, by dividing (i) the dollar amount of the Elected Amount allocated to the Director by (ii) the Fair Market Value of a Share on the applicable Award Date; and

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(b)	in the case of a grant of Deferred Share Units pursuant to Section 8.1, by dividing (i) the dollar amount of such grant by (ii) the Fair Market Value of a Share on the Date of Grant.

8.5	Vesting

Unless otherwise determined by the Board at its sole discretion, all Deferred Share Units recorded in a Participant’s Deferred Share Unit notional account shall vest on the DSU Settlement Date. DSU Participants will not have any right to receive any benefit under the Plan in respect of a Deferred Share Unit until the DSU Settlement Date.

8.6	Settlement of DSUs

DSUs shall be settled on the date established in the Award Agreement or as soon as practicable thereafter (the “DSU Settlement Date”); provided, however that in no event shall a DSU Award be settled prior to the applicable Participant’s Termination Date. If the Award Agreement does not establish a date for the settlement of the DSUs, then the DSU Settlement Date shall be the 90th day following the Participant’s Termination Date, subject to the delay that may be required under Section 12.1 below. On the DSU Settlement Date for any DSU, the Company shall (i) issue to the Participant from treasury the number of Shares that is equal to the number of vested DSUs recorded in the Participant’s notional account as at the DSU Settlement Date (rounded down to the nearest whole number), as fully paid and non-assessable Shares, (ii) deliver, or cause to be delivered, to the Participant Shares purchased in the open market equal to the number of vested DSUs recorded in the Participant’s notional account as of the DSU Settlement Date (rounded down to the nearest whole number), (iii) deliver to the Participant an amount in cash equal to the Cash Equivalent for the vested DSUs recorded in the Participant’s notional account as at the DSU Settlement Date, or (iv) a combination of (i), (ii) and (iii). The decision as to the mode of payment shall be made by the Board in its sole discretion, and a payment of the Cash Equivalent and/or issuance or delivery of Shares, as the case may be, to any one Participant shall not create any obligation for the Board to make a similar payment to any other Participant. Upon settlement of such DSUs, the corresponding number of DSUs credited to the Participant’s account shall be cancelled and the Participant shall have no further rights, title or interest with respect thereto.

Article 9
ADDITIONAL AWARD TERMS

9.1	Dividend Equivalents

(a)	Unless otherwise determined by the Board and set forth in the particular Award Agreement, RSUs, PSUs and DSUs shall be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs, PSUs and DSUs, as applicable, held by the Participant on the record date for the payment of such dividend, by (b) the Fair Market Value at the close of the first Business Day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s accounts shall vest in proportion to the RSUs, PSUs and DSUs to which they relate.

(b)	The foregoing does not obligate the Company to declare or pay dividends on Shares and nothing in this Plan shall be interpreted as creating such an obligation.

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9.2	Black-out Period

If an Award expires or is settled during, or within five Business Days after, a routine or special trading black-out period imposed by the Company to restrict trades in the Company’s securities, then, notwithstanding any other provision of this Plan, unless the delayed expiration would result in tax penalties, the Award shall expire ten Business Days after the trading black-out period is lifted by the Company.

9.3	Withholding Taxes

Each Participant shall be responsible for the payment of all applicable taxes, including, but not limited to, income taxes payable in connection with the receipt, vesting, exercise or settlement of any Award or the lapse of any Restricted Period, and the Company and its Affiliates and their respective employees and agents shall bear no liability in connection with the payment of such taxes. The granting, vesting, exercise and settlement of each Award under this Plan and the lapse of any Restricted Period, is subject to the condition that if at any time the Board determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting, exercise, settlement, or lapse of the Restricted Period, such action is not effective unless such withholding has been effected to the satisfaction of the Board. In such circumstances, the Board may require that a Participant pay to the Company the minimum amount as the Company or an Affiliate of the Company is obliged to remit to the relevant taxing authority in respect of the granting, vesting, settlement, exercise or lapse of the Restricted Period. Any such additional payment is due no later than the date on which such amount with respect to the Award is required to be remitted to the relevant tax authority by the Company or an Affiliate of the Company, as the case may be. Alternatively, and subject to any requirements or limitations under applicable law, the Company may (a) withhold such amount from any remuneration or other amount payable by the Company or any Designated Affiliate to the Participant, (b) require the sale of a number of Shares issued upon exercise, vesting, or settlement of such Award and the remittance to the Company of the net proceeds from such sale sufficient to satisfy such amount or (c) enter into any other suitable arrangements for the receipt of such amount.

9.4	Recoupment

Notwithstanding any other terms of this Plan, Awards may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the Company or an Affiliate of the Company and in effect at the Date of Grant of the Award, or as otherwise required by law or the rules of the Exchange. The Committee may at any time waive the application of this Section 9.4 to any Participant or category of Participants.

Article 10
TERMINATION OF EMPLOYMENT OR DIRECTOR MANDATE

10.1	Death or Disability

Unless otherwise determined by the Board and set forth in an Award Agreement, if a Participant dies or becomes Disabled while an Employee or Director:

(a)	all Awards shall immediately vest (or cease to be restricted);

(b)	any Performance Goals assigned to any Awards shall be deemed to have been met at 100% of the specified target level of performance for such Performance Goals;

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(c)	such Participant’s eligibility to receive further grants of Awards under the Plan ceases as of the date of Disability or death; and

(d)	each Option held by the Participant continues to be exercisable by the Participant until the date that is 90 days after the date of Disability or until the date that is 180 days after the date of death.

10.2	Termination of Employment or Director Mandate

Subject to Section 10.3, unless otherwise determined by the Board at the time of granting an Award and set forth in an Award Agreement:

(a)	where, in the case of an Employee, an Individual Participant’s employment is terminated by the Company or a Designated Affiliate without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), then each Option held by the Individual Participant that has vested as of the Termination Date continues to be exercisable by the Individual Participant until the earlier of: (i) its Expiry Date; and (ii) the date that is 90 days after the Termination Date, and any Option or other Award held by the Individual Participant that has not vested (or for which the Restricted Period has not lapsed) as of the Termination Date is immediately forfeited and cancelled as of the Termination Date;

(b)	where, in the case of an Employee, an Individual Participant’s employment terminates by reason of voluntary resignation by the Individual Participant other than pursuant to Retirement, then each Option held by the Individual Participant that has vested as of the Termination Date continues to be exercisable by the Individual Participant until the earlier of: (i) its Expiry Date; and (ii) the date that is 90 days after the Termination Date, and any Option or other Award held by the Individual Participant that has not vested (or for which the Restricted Period has not lapsed) as of the Termination Date is immediately forfeited and cancelled as of the Termination Date;

(c)	where, in the case of an Employee, an Individual Participant’s employment terminates by reason of Retirement, then all unvested Awards will continue to vest (or the Restricted Period will continue to elapse) and be settled or exercised in accordance with their terms except that each Option held will be exercisable by the Individual Participant until the date that is 90 days following the last vesting date of such Option and, if not exercised on or before such date will be forfeited and cancelled; provided that notwithstanding the foregoing, the Participant shall forfeit any Awards which have not been exercised or settled in the event the Participant shall commence employment with a direct competitor of the Company or breach any non-competition or non-solicitation obligation the Participant may have to the Company or any of its Affiliates;

(d)	where, in the case of an Employee, an Individual Participant’s employment terminates by reason of termination by the Company or a Designated Affiliate for Cause, then any Option or other Award held by the Individual Participant at the Termination Date, whether or not it has vested (or the Restricted Period has lapsed), is immediately forfeited to the Company and cancelled as of the Termination Date;

(e)	where, in the case of a Director, an Individual Participant’s term of office is terminated by the Company for breach by the Director of his or her fiduciary duty to the Company (as determined by the Board in its sole discretion), then any Option or other Award held by the Director at the Termination Date, whether or not it has vested (or the Restricted Period has lapsed), is immediately forfeited to the Company and cancelled as of the Termination Date;

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(f)	where, in the case of a Director, an individual Participant’s term of office terminates for any reason other than death or Disability of the Individual Participant or a breach of the Individual Participant’s fiduciary duty to the Company (as determined by the Board in its sole discretion), the Board may, in its sole discretion, at any time prior to or following the Termination Date, provide for the exercise, vesting (or lapse of the Restricted Period) or settlement of any or all Awards held by the Individual Participant on the Termination Date;

(g)	a Participant’s eligibility to receive further grants of Awards under this Plan ceases as of the date that the Company or a Designated Affiliate, as the case may be, provides the Participant with written notification that the Participant’s employment or directorship, as the case may be, is terminated in the circumstances contemplated by this Section 10.2, notwithstanding that such date may be prior to the Termination Date; and

(h)	notwithstanding Subsections 10.2(a) and 10.2(f), unless the Board, in its discretion, otherwise determines, at any time and from time to time, Awards are not affected by a change of employment or directorship within or among the Company or a Designated Affiliate for so long as the Individual Participant continues to be an Employee or Director of the Company or a Designated Affiliate.

Notwithstanding the subsections specified above, the Board may, in its discretion, at any time prior to, or following the events contemplated in the subsections above, or in an employment agreement or other written agreement between the Company or a Designated Affiliate and the Participant, extend the period that the Award continues to be exercisable by the Individual Participant for a period of no more than 24 months following the Termination Date for any or all Awards, all in the manner and on the terms as may be authorized by the Board.

10.3	Discretion to Permit Acceleration

Notwithstanding the provisions of Sections 10.1 and 10.2, the Board may, in its discretion, at any time prior to, or following the events contemplated in such Sections, or in an employment agreement or other written agreement between the Company or a Designated Affiliate and the Participant, permit the acceleration of vesting (or lapse of Restricted Period) of any or all Awards, all in the manner and on the terms as may be authorized by the Board.

10.4	Participants’ Entitlement

Except as otherwise provided in this Plan, Awards previously granted under this Plan are not affected by any change in the relationship between, or ownership of, the Company and an Affiliate of the Company. For greater certainty, all grants of Awards remain outstanding and are not affected by reason only that, at any time, an Affiliate of the Company ceases to be an Affiliate of the Company.

Article 11
EVENTS AFFECTING THE COMPANY

11.1	General

The existence of any Awards does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Company, to create or issue any bonds, debentures, Shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 11 would have an adverse effect on this Plan or on any Award granted hereunder.

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11.2	Change in Control

Except as may be set forth in an employment agreement, or other written agreement between the Company or a Designated Affiliate and the Participant, and notwithstanding anything else in this Plan or any Award Agreement, the Board may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause (i) the conversion or exchange of any outstanding Awards into or for, rights or other securities of substantially equivalent value, as determined by the Board in its discretion, in any entity participating in or resulting from a Change in Control; (ii) outstanding Awards to vest and become exercisable, realizable, or payable, or restrictions applicable to an Award to lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Board determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iii) the termination of an Award in exchange for an amount of cash and/or property, if any, equal in value to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of such Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of such Change in Control the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); (iv) the replacement of such Award with other rights or property selected by the Board in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 11.2, the Board will not be required to treat all Awards similarly.

11.3	Reorganization of Company’s Capital

Should the Company effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that does not constitute a Change in Control and would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Board will, subject to the prior approval of the relevant Exchanges, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

11.4	Other Events Affecting the Company

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Company and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Board will, subject to the prior approval of the NASDAQ (if then listed on the NASDAQ), authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

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11.5	Immediate Acceleration of Awards

Where the Board determines that the steps provided in Sections 11.2 and 11.4 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Board may, but is not required, to permit the immediate vesting of any unvested Awards and immediate lapse of any Restricted Period.

11.6	Issue by Company of Additional Shares

Except as expressly provided in this Article 11, neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be acquired as a result of a grant of Awards.

11.7	Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if, as a result of any adjustment under this Article 11 or a dividend equivalent, a Participant would become entitled to a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

Article 12
U.S. TAXPAYERS

12.1	Section 409A of the Code

This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Company reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code and any regulations or guidance under that section. In no event will the Company be responsible if Awards under this Plan result in adverse tax consequences to a U.S. Taxpayer under Section 409A of the Code. Distributions of non-qualified deferred compensation to a U.S. Taxpayer made in connection with the U.S. Taxpayer’s Termination Date shall only be made in connection with such U.S. Taxpayer’s “separation from service” within the meaning set forth in Section 409A of the Code. Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer or the date such amount would have been paid pursuant to a fixed schedule in the absence of the separation from service). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such 6-month anniversary of such separation from service. Notwithstanding any provisions of the Plan to the contrary, any Award that constitutes non-qualified deferred compensation granted to any U.S. Taxpayer may not be transferred or assigned to a Permitted Assign if such transfer or assignment would result in an impermissible acceleration of payment under Section 409A of the Code.

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12.2	Requirement of Notification of Election Under Section 83(b) of the Code

If a Participant, in connection with the acquisition of Restricted Shares under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Participant makes such an election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

Article 13
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

13.1	Amendment, Suspension, or Termination of the Plan

The Board may from time to time, without notice and without approval of the holders of voting shares of the Company, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion determines appropriate, provided, however, that:

(a)	no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Board determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Exchange requirements; and

(b)	any amendment that would cause an Award held by a U.S. Taxpayer be subject to the additional tax penalty under Section 409A(1)(b)(i)(II) of the Code shall be null and void ab initio.

13.2	Shareholder Approval

Notwithstanding Section 13.1, approval of the holders of the voting shares of the Company shall be required for any amendment, modification or change that:

(a)	increases the percentage of Shares reserved for issuance under the Plan, except pursuant to the provisions in the Plan which permit the Board to make equitable adjustments in the event of transactions affecting the Company or its capital;

(b)	increases or removes the 10% limits on Shares issuable or issued to Insiders as set forth in Subsection 3.7(a);

(c)	reduces the exercise price of an Award (for this purpose, a cancellation or termination of an Award of a Participant prior to its Expiry Date for the purpose of reissuing an Award to the same Participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an Award) except pursuant to the provisions in the Plan which permit the Board to make equitable adjustments in the event of transactions affecting the Company or its capital;

(d)	extends the term of an Award beyond the original Expiry Date (except where an Expiry Date would have fallen within a blackout period applicable to the Participant or within 5 Business Days following the expiry of such a blackout period);

(e)	expands the class of individuals to whom grants under the Plan may be made;

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(f)	expands the types of options or awards provided under the Plan;

(g)	permits Awards to be transferred to a Person other than a Permitted Assign or for normal estate settlement purposes; or

(h)	deletes or reduces the range of amendments which require approval of the holders of voting shares of the Company under this Section 13.2.

13.3	Permitted Amendments

Without limiting the generality of Section 13.1, but subject to Section 13.2, the Board may, without shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(a)	making any amendments to the general vesting provisions or Restricted Period of each Award;

(b)	making any amendments to the provisions set out in Article 10;

(c)	making any amendments to add covenants of the Company for the protection of Participants, provided that the Board shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants;

(d)	making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, having in mind the best interests of the Participants it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Board shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants; or

(e)	making such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

Article 14
MISCELLANEOUS

14.1	Legal Requirement

The Company is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by a Participant or the Company of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any Exchange upon which the Shares may then be listed.

14.2	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. Except if and as required by applicable employment standards legislation, no Participant will be entitled to any damages or other compensation for any Award that does not vest due to termination of the Participant’s employment with the Company or any Affiliate of the Company for any reason.

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14.3	Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an employee or director of the Company or an employee or director of an Affiliate of the Company. No Participant has any rights as a shareholder of the Company in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.

14.4	Indemnification

In addition to such other rights of indemnification as they may have as directors of the Company, and to the extent permitted under applicable laws, the Board and any Committee shall be indemnified by the Company against the reasonable expenses, including legal fees, actually incurred in connection with any action, suit or proceeding, or in connection with any appeal therein, to which the Board or any Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Board or any Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Board or any Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Board or any Committee did not act in good faith and in a manner that such person reasonably believed to be in the best interests of the Company or, in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, the Board or any Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

14.5	Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Company from taking corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award.

14.6	Conflict

In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern. In the event of any conflict between or among the provisions of this Plan, an Award Agreement and (i) an employment agreement or other written agreement between the Company or a Designated Affiliate and a Participant which has been approved by the Chief Executive Officer of the Company (or where the Participant is the Chief Executive Officer, approved by an independent member of the Board), the provisions of the employment agreement or other written agreement shall govern and (ii) any other employment agreement or other written agreement between the Company or a Designated Affiliate and a Participant, the provisions of this Plan shall govern.

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14.7	Participant Information

Each Participant shall provide the Company with all information (including personal information) required by the Company in order to administer to the Plan. Each Participant acknowledges that information required by the Company in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Company to make such disclosure on the Participant’s behalf.

14.8	Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and does not confer upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan and do not constitute an express or implied term nor in any manner form part of the Participant’s employment contract with the Company or a Designated Affiliate. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Company to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Company does not assume responsibility for the income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

14.9	International Participants

With respect to Participants who reside or work outside Canada and the United States, the Board may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Board may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

14.10	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and its Designated Affiliates.

14.11	General Restrictions and Assignment

Except as required by law or as otherwise provided in the Plan, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Board.

14.12	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

14.13	Notices

All written notices to be given by the Participant to the Company shall be delivered personally, e-mail or mail, postage prepaid, addressed as follows:

First Person Ltd.

Suite 1840, 444 – 5th Avenue SW

Calgary, Alberta T2P 2T8

Attention:	Corporate Secretary
E-mail:	jcampbell@complyinc.ca

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All notices to the Participant will be addressed to the principal address of the Participant on file with the Company. Either the Company or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e-mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Participant or the Company is not binding on the recipient thereof until received.

14.14	Electronic Delivery

The Company or the Board may from time to time establish procedures for (i) the electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, award notices and agreements, and all other forms of communications) in connection with any award made under the Plan, (ii) the receipt of electronic instructions from Participants and/or (iii) an electronic signature system for delivery and acceptance of any such documents. Compliance with such procedures shall satisfy any requirement to provide documents in writing and/or for a document to be signed or executed.

14.15	Effective Date

This Plan becomes effective on a date to be determined by the Board, subject to the approval of the shareholders of the Company, if applicable.

14.16	Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

14.17	Submission to Jurisdiction

The Company and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of Alberta in respect of any action or proceeding relating in any way to the Plan, including with respect to the grant of Awards and any issuance of Shares made in accordance with the Plan.